UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported):  February 1, 2009


ADVANCED ID CORPORATION
(Exact name of registrant as specified in its charter)

      Nevada                   000-24965              46-0439668
(State or other jurisdiction  (Commission File Number)     (IRS Employer
 of incorporation)                                         Identification No.)

4500 - 5th Street NE
#200, Bay 6
Calgary, Alberta, Canada
T2E 7C3
(Address of principal executive offices (zip code)

(403) 264-6300
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  ___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  ___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  ___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  ___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On August 27, 2008, we entered into an agreement to purchase all of the assets of Shenzhen DDCT Technology Co., Ltd., a People's Republic of China corporation. Pursuant to our agreement, we made certain representations and warranties and agreed to certain covenants, and other provisions.

   -  We would set up a wholly owned Chinese company, Advanced ID
Communication Technology (Shenzhen) Company Limited ("AICT");
   -  AICT would acquire all of the assets of DDCT;
   -  All future domestic contracts would be entered into by AICT; and
   - All existing domestic contracts of DDCT would be transferred to AICT.

   Advanced ID committed to provide $5 million in working capital over a period of two years. The first $30,000 was paid to DDCT in September 2008 and would be repaid to Advanced ID if the proposed transaction was not completed.

   Two of our directors would be nominated by DDCT. In addition to one other nominee, Siyou Su, the Chairman of the board of DDCT would be nominated and serve as vice chairman of the board of Advanced ID.

In addition, a total of 42,681,938 common shares would be reserved for issuance by Advanced ID to the existing shareholders of DDCT in the following amounts.
   - 16,005,727 common shares to be issued upon completion of the proposed transaction
   - 21,340,969 common shares to be issued upon reaching yet to be determined performance objectives, and
    - 5,335,242 common shares to be issued upon reaching certain yet to be determined extraordinary revenue targets in the second year after the completion of the proposed transaction

On February 9, 2009, both parties agreed to terminate the proposed acquisition due to the overwhelming legal, accounting and compliance costs involving the management of our foreign operations. We are presently in preliminary negotiations with DDCT for cross licenses and exclusivity to benefit both parties. We believe we can achieve a comparable economic benefit to completing such a transaction through exclusive licenses. There are no material early termination penalties incurred by the registrant


Item 5.02 Departure of Directors or Certain Officers

5.02(b) Hubert Meier, our Asia based Director, has resigned effective February 1, for personal reasons. Hubert has agreed to continue as a consultant to Advanced ID.


Item 9.01 Financial Statements and Exhibits

Exhibit 99.11 - Press Release dated February 9, 2009

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 17, 2009

ADVANCED ID CORPORATION

By:     /s/Dan Finch
        ------------------
Name:   Dan Finch
Title:  Chief Executive Officer